EXHIBIT 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1)
     This JOINT FILING AGREEMENT (this “Agreement”), is made and entered into as of October 27, 2011, by and among Safran SA, a French société anonyme (“Safran”), Sagem Défense Sécurité SA, a French société anonyme and a wholly owned subsidiary of Safran (“Sagem”), Vectronix AG, a Swiss Aktiengesellschaft and a wholly owned subsidiary of Sagem (“Vectronix Switzerland”), and Vectronix Inc., a Delaware corporation and wholly owned subsidiary of Vectronix Switzerland (“Vectronix” and, together with Safran, Sagem and Vectronix Switzerland, the “Safran Parties”).
     The Safran Parties hereby acknowledge and agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit (the “Statement”) is filed on behalf of each of the Safran Parties and that any subsequent amendments to the Statement shall be filed on behalf of each of the Safran Parties without the necessity of filing additional joint filing agreements. Each Safran Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other Safran Parties, except to the extent it knows or has reason to believe that such information is inaccurate.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Safran Parties have executed this Agreement as of the date first set forth above.

SAFRAN SA
by	/s/ Celeste Thomasson
	Name:	Celeste Thomasson
	Title:	Vice President, Legal Affairs

SAGEM DÉFENSE SÉCURITÉ SA
by	/s/ Philippe Petitcolin
	Name:	Philippe Petitcolin
	Title:	Chief Executive Officer

VECTRONIX AG
by	/s/ Jean Harter
	Name:	Jean Harter
	Title:	Chief Executive Officer

VECTRONIX INC.
by	/s/ Edwin M. Huth
	Name:	Edwin M. Huth
	Title:	Secretary